UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Martin Midstream Partners L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following communication was made by or on behalf of Martin Midstream Partners L.P. on December 23, 2024.

DON’T DELAY VOTE “FOR” THE MRMC TRANSACTION YOUR VOTE IS IMPORTANT NO MATTER HOW MANY UNITS YOU OWN Failure to vote your units will have the same effect as a vote AGAINST the transaction. In order to complete the transaction and maximize the value of your MMLP investment,  WE NEED YOUR SUPPORT. LEADING PROXY ADVISORY FIRMS ISS AND GLASS LEWIS RECOMMEND MMLP UNITHOLDERS VOTE “FOR” THE TRANSACTION We are pleased that Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) support the unanimous recommendation of the Conflicts Committee and Board of Directors of MMLP’s General Partner that unitholders vote “FOR” the pending transaction with Martin Resource Management Corporation (“MRMC”). We believe the ISS and Glass Lewis recommendations validate MMLP’s position that the MRMC transaction maximizes value for and is in the best interests of MMLP and all its unitholders. In making its recommendation, ISS stated in its December 16, 2024 report1: · The proposed transaction presents shareholders with a meaningful premium at a price which the company has not traded at for more than two years. Further, the implied valuation of the offer validates the premium, and appears in-line with the company historic valuation relative to the broader MLP market. · …the committee was able to negotiate a meaningfully higher final price which appears to be the best available offer from MRMC. Similarly, Glass Lewis stated the following in its December 18, 2024 report1: · In light of the findings from the financial advisors’ valuation analyses of the Company, as well as our review of the Company’s relative performance to its peers, we believe the merger consideration represents an attractive exit valuation and premium for the Company’s unaffiliated unitholders. · ...we believe that pursuing a going-private transaction at a meaningful market premium is likely to be superior alternative for the Company’s unaffiliated unitholders compared to maintaining the status quo. Vote TODAY “FOR” the transaction. Visit MaximizeValueforMMLP.com for more information.

Setting The Record Straight

The combination of MMLP and MRMC is far superior to any other path forward. Despite the benefits of the transaction, Nut Tree and Caspian have made flawed and misleading assertions and ignored important facts, including MMLP's flat growth profile and focus on allocating capital to reduce debt – not increasing distributions to unitholders – in the years ahead if the transaction is not approved.

Nut Tree and Caspian have only derivative exposure to MMLP equity (in addition to Caspian holding MMLP bonds), and therefore Nut Tree's and Caspian's interests are not fully aligned with the interests of MMLP unitholders. By opposing the MRMC transaction, it is clear Nut Tree and Caspian are willing to impose significant value destruction on MMLP and its unitholders in an effort to advance their own interests. To set the record straight:

NUT TREE & CASPIAN **MYTH**

Conflicts Committee was not independent and conducted flawed process

FACT

Conflicts Committee consists of three entirely independent directors who conducted an extensive review process

- No relationships exist which would interfere with the exercise of independent judgment from Conflicts Committee members
- Conflicts Committee received advice from Houlihan Lokey, as independent financial advisor, and Potter Anderson, as independent Delaware legal advisor
- Conflicts Committee and its independent advisors conducted robust and thorough nine-month review, including critical evaluation of management's financial projections
- After seven rounds of price negotiations, Conflicts Committee successfully negotiated nearly $1 more per unit than MRMC's initial proposal

NUT TREE & CASPIAN **MYTH**

$4.02 per unit undervalues MMLP

FACT

The MRMC transaction provides significant, certain and immediate all-cash premium to unitholders

- The MRMC transaction provides a 34% premium to closing price prior to MRMC's initial proposal on May 24, 2024 and a 41.3% premium to MMLP's trailing 30-day VWAP prior to MRMC's initial proposal on May 24, 2024
- This valuation implies a total enterprise value / expected 2025 EBITDA multiple of 5.4x, which represents a robust uplift relative to MMLP's historical trading multiple of 4.6x

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY UNITS YOU OWN

VOTE FOR THE TRANSACTION TODAY USING THE WHITE PROXY CARD OR WHITE VOTING INSTRUCTION FORM.

NUT TREE & Alternative transactions No realistic path for MMLP CASPIAN should have been FACT to complete a transaction MYTH considered with another party · Purchase of MMLP by an outside party would necessitate the purchase of General Partner, which is owned by MRMC · MRMC has said General Partner is not for sale and therefore MMLP cannot complete a transaction with another party NUT TREE & CASPIAN $4.02 per unit exceeds what Unit price has FACT MMLP can likely deliver on MYTH upside potential a standalone basis · MMLP management projects limited or flat growth for the foreseeable future — ~0% EBITDA CAGR from 2025-2028 · No anticipated future drop-down transactions with MRMC · MMLP upside remains severely limited given minimal trading liquidity and diminished appeal of MLP structure with investors · Difficult to expect any near-term catalyst or other reason for material unit price appreciation in the near-term NUT TREE & CASPIAN There is no anticipated Distributions FACT near-term material increase MYTH will increase in distributions · Balance sheet improvement remains management’s primary objective · A refinancing of MMLP’s existing bonds would be prohibitively expensive and is not viewed as a realistic option by management; as such, the primary objective is to pay down existing debt with cash flow from operations · Additionally, MMLP’s limited growth prospects only exacerbate the need for near-term de-levering The Conflicts Committee and the Board of Directors of MMLP’s General Partner unanimously recommend that unitholders use the WHITE proxy card or WHITE voting instruction form to vote “FOR” the transaction in advance of the upcoming MMLP Special Meeting of unitholders, which is scheduled for December 30, 2024. VOTE YOUR UNITS TODAY!

YOUR VOTE IS VERY IMPORTANT!

NOT voting will have the same effect as a vote against the transaction!

VOTE YOUR UNITS TODAY!

Please use the WHITE proxy card or WHITE voting instruction form

VOTE ONLINE

If you are a unitholder of record, you may submit your proxy electronically via the Internet by accessing the Internet address provided on each proxy card and following the instructions provided.

If your common units are held by a broker, bank or other nominee, also known as holding units in "street name," you should receive instructions from the broker, bank or other nominee. Please review such instructions to determine your voting deadline and whether you will be able to vote via the Internet.

VOTE BY PHONE

If you are a unitholder of record, you may submit your proxy by using the toll-free telephone number listed on the enclosed proxy card and following the instructions provided.

If your common units are held by a broker, bank or other nominee, you should receive instructions from the broker, bank or other nominee. Please review such instructions to determine your voting deadline and whether you will be able to vote by telephone.

VOTE BY MAIL

You may submit your proxy by filling out, signing and dating the enclosed **WHITE** proxy card (if you are a unitholder of record) or voting instruction form (if your common units are held by a broker, bank or other nominee) and returning it by mail in the prepaid envelope provided.

Please simply **DISCARD** any gold proxy card you may receive from Nut Tree and Caspian. If you inadvertently voted using a gold proxy card, you may cancel that vote simply by voting again **TODAY** using the **WHITE** proxy card or **WHITE** voting instruction form. Only your latest dated vote will count!

FOR QUESTIONS

Unitholders who have questions or would like additional information or assistance voting their units should contact Martin Midstream Partners L.P.'s proxy solicitor:

INNISFREE M&A INCORPORATED
Toll-free at (877) 750-8334 (from the U.S. and Canada)
or at +1 (412) 232-3651 (from other countries)

1 Permission to use quotations neither sought nor obtained.

Forward Looking Statements

This document includes "forward-looking statements" as defined by the Securities and Exchange Commission (the "SEC"). Forward-looking statements are identified by words such as "anticipate," "believe," "expect," "intend," "may," "plan," "should," "will" or similar expressions. These forward-looking statements and all references to the transaction described herein rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the ability of the parties to consummate the transaction in the anticipated timeframe or at all, including MRMC's ability to fund the aggregate merger consideration; risks related to the satisfaction or waiver of the conditions to closing the transaction in the anticipated timeframe or at all; risks related to obtaining the requisite regulatory approval and MMLP unitholder approval; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs associated with the transaction; and the risk of litigation and/or regulatory actions related to the transaction, (ii) uncertainties relating to MMLP's future cash flows and operations, (iii) MMLP's ability to pay future distributions, (iv) future market conditions, (v) current and future governmental regulation, (vi) future taxation, and (vii) other factors, many of which are outside MMLP's control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in MMLP's annual and quarterly reports filed from time to time with the SEC as well as MMLP's definitive proxy statement filed with the SEC on November 27, 2024. Forward-looking statements speak only as of the date they are made, and MMLP disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Important Information about the Proposed Transaction

In connection with the proposed merger, MMLP has filed with the SEC and furnished to MMLP's unitholders the definitive proxy statement on Schedule 14A and a proxy card. MMLP, MRMC and certain of their affiliates have jointly filed a transaction statement on Schedule 13E-3 (the "Schedule 13E-3") with the SEC. This material is not a substitute for the Merger Agreement, the proxy statement or the Schedule 13E-3 or for any other document that MMLP has filed with the SEC in connection with the proposed transaction. The final proxy statement was mailed to MMLP's unitholders on or about November 27, 2024 to the unitholders of record as of the close of business on November 8, 2024. BEFORE MAKING ANY VOTING DECISION, MMLP'S UNITHOLDERS ARE URGED TO READ THE MERGER AGREEMENT, THE PROXY STATEMENT AND THE SCHEDULE 13E-3 AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT OR SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders may obtain free copies of the proxy statement and other relevant documents filed with the SEC by MMLP through the website maintained by the SEC at www.sec.gov. In addition, the proxy statement, the Schedule 13E-3, and other documents filed with the SEC by MMLP are available free of charge through MMLP's website at www.MMLP.com, in the "Investor Relations" tab, or by contacting MMLP's Investor Relations Department at (877) 256-6644.

Participants in the Solicitation

MMLP and the directors and executive officers of MMLP's general partner, and MRMC and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from MMLP's unitholders in respect of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of MMLP in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, are included in the proxy statement, as filed with the SEC on November 27, 2024, and other relevant materials filed with the SEC. Information about the directors and executive officers of MMLP's general partner and their ownership of MMLP common units is also set forth in MMLP's Form 10-K for the year ended December 31, 2023, as previously filed with the SEC on February 21, 2024. To the extent that their holdings of MMLP's common units have changed since the amounts set forth in MMLP's Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Free copies of these documents may be obtained as described in the paragraphs above.

Vote TODAY "FOR" the transaction.
Visit MaximizeValueforMMLP.com for more information.